EXHIBIT 99.1

U.S. PERSON SUBSCRIPTION AGREEMENT

DNA PRECIOUS METALS INC.
a Nevada corporation

In connection with my subscription for shares of $.001 par value stock offered by DNA PRECIOUS METALS INC., a Nevada corporation (the “Company”), I hereby represent and covenant with, the Company as follows:

1.           I am an accredited investor, as defined in Rule 501 of Regulation D, as follows (check and initial applicable line):

________
A.        Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered pursuant to the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration pursuant to Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.00; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000.00 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

________	B. Any private business development company as defined in Section 202(a)22 of the Investment Advisers Act of 1940;

________
C.        Any organization described in Section 501(c)3 of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or Company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.00;

________
D.        Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

________	E. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000.00;

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F.        Any natural person who had an individual income in excess of $200,000.00 in each of the two most recent years or joint income with that person's spouse in excess of $300,000.00 in each of those years and has a reasonable expectation of having the same income amount in the current year;

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G.        Any trust, with total assets in excess of $5,000,000.00, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); or

________	H. Any entity in which all of the equity owners are accredited investors. You have an individual net worth, or a joint net worth with your spouse, in excess of $1,000,000.00.

2.     I have read, understand, and agree to the provisions of the Subscription Documents I received with this Subscription Agreement.

I hereby subscribe to purchase a total of ________________________ Shares at $_____ per Share.

The dollar amount submitted with this Subscription Agreement as payment for those Shares is $___________________.

MAIL SUBSCRIPTION AGREEMENT AND, IF APPROPRIATE, CHECK TO:

DNA PRECIOUS METALS INC.

WIRE TRANSFER INSTRUCTIONS

Wire transfer to:

Routing Number (Wire):

Routing Number (Electronic):

Account Number:

Swift Code:

For credit to:	DNA PRECIOUS METALS INC.

By Order of:	[Indicate Name of Person or Entity Wiring Funds]

Reference:	DNA PRECIOUS METALS INC.

For details, see HOW TO SUBSCRIBE in the Subscription Documents.

Print name(s) in which Shares are to be registered:

NAME:(1)

Social Security or similar tax identification number

Address:

NAME:(2)

Social Security or similar tax identification number

Address:

Email Address:

Title to my purchased Shares is to be held as follows (check and initial one):

A.	________	Husband & Wife, as community property
B.	________	Joint Tenants
C.	________	Tenants in Common
D.	________	Individual
E.	________	Corporation
F.	________	Partnership
G.	________	Trust
H.	________	Other: Please Describe_____________________________________

NOTE: BY SIGNING THIS SUBSCRIPTION AGREEMENT AND UPON ACCEPTANCE THEREOF BY THE COMPANY, I AM ENTERING INTO AN AGREEMENT AND AGREEING TO PURCHASE SHARES.

I declare under penalty of perjury that the foregoing is true and correct.

DATED:________________________ 20___, at ____________________________________________.

(1)___________________________________ (2)____________________________________________

NOTE: If Shares are to be registered in more than one name, all subscribers must sign.

Acceptance of Subscription

Agreed to and accepted:

By:	DNA PRECIOUS METALS INC.,
a Nevada corporation

By:	______________________

Its:	President